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                                                                     Exhibit 10
                     DESIGNATIONS, PREFERENCES AND RIGHTS
                                      OF
                    SERIES 4-A CONVERTIBLE PREFERRED STOCK
                                      OF
                                VSOURCE, INC.




                          I. DESIGNATION AND AMOUNT

         This series of Preferred Stock of Vsource, Inc., a Delaware corporation (the "COMPANY"), is designated Series 4-A Convertible Preferred Stock, par value $0.01 per share (the "SERIES 4-A PREFERRED STOCK"). The number of authorized shares of Series 4-A Convertible Preferred Stock shall be 25,000.

                           II. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         A. "Conversion Price" shall initially be US$0.10. The Conversion Price shall be subject to adjustment pursuant to Section VII.D.

         B. "IRR" means the discount rate that would make the present value of a stream of Payments (as defined below) and Receipts (as defined below) equals zero where:

                  (1)      cash payments (the "Payments") are:

                           (a)      the purchase consideration paid by the
Share Purchasers (as defined below) to the Company for the Series 4-A Convertible Stock purchased at the First Closing (as defined in the Stock Purchase Agreement);

                           (b)      the purchase consideration paid by the
Share Purchasers to the Company, if any, for the Series 4-A Convertible Stock purchased at the Second Closing (as defined in the Stock Purchase Agreement); and

                           (c)      the purchase consideration paid by the
Share Purchasers to the Company, if any, for Common Stock issued upon exercise of the Warrants (as defined in the Stock Purchase Agreement) (the "Warrant Shares").

                  (2)      amounts received (the "Receipts") are:

                           (a)      dividend distributions and other cash
payments, if any, received by the Share Purchasers from the Company in respect of: (i) the Series 4-A Convertible Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock) and Warrant Shares; and (ii) any securities received by the Share Purchasers in respect of

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the Series 4-A Convertible Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock) or Warrant Shares without additional consideration paid by the Share Purchasers; and

                           (b)      the value of the Series 4-A Convertible
Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock), Warrant Shares and any securities received by the Share Purchasers in respect of the Series 4-A Convertible Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock) or Warrant Shares without additional consideration paid by the Share Purchasers, held by the Share Purchasers on the Liquidity Date (as defined below) determined as (i) the aggregate value of the Series 4-A Convertible Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock) and Warrant Shares and such securities held by the Share Purchasers on the Liquidity Date in the case of a Qualifying Offering (determined as the offering price in such Qualifying Offering to the public per share of Common Stock times the number of Warrant Shares and the shares of Common Stock issued or issuable upon conversion of the Series 4-A Convertible Stock); (ii) the aggregate purchase price of the Series 4-A Convertible Stock (including shares of Common Stock issuable upon conversion of the Series 4-A Convertible Stock), Warrant Shares and/or such securities on the Liquidity Date in the case of a Qualifying Sale (as defined below); or (iii) the proceeds distributable to the Share Purchasers on the Liquidity Date in the case of a sale of assets); and

                  (3) the first date in the measurement of the present value will be the date of the First Closing and the last date will be the Liquidity Date.

         C. "Liquidity Date" means the earliest to occur of: (i) the date of registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 of the United States of America, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such registration statement or document by the U.S. Securities and Exchange Commission (the "SEC") or, in connection with a Qualifying Offering (as defined below) on an Authorized Exchange (as defined below) in a jurisdiction other than the United States, of any registration, qualification or completion of any procedure in compliance with the applicable securities laws of such non-U.S. jurisdiction undertaken or made to permit the unrestricted, lawful distribution or resale of securities to members of the general public therein, of any of the Common Stock issuable upon conversion of the Series 4-A Convertible Preferred Stock held by the Share Purchasers (as defined below) or their permitted transferees (the "HOLDER CONVERSION SHARES") following, or in conjunction with, the completion of a Qualifying Offering (as defined below); (ii) the date on which the Share Purchasers (as defined below) and their permitted transferees are able to publicly sell all of their issued or issuable Holder Conversion Shares pursuant to an effective registration statement covering such shares or in any three month period pursuant to Rule 144 under the 1933 Act, provided that a Qualifying Offering has occurred;
(iii) the date of the closing of a Qualifying Sale (as defined below); and
(iv) the date of the closing of a sale of all or substantially all of the assets of the Company for consideration that results in distributions to the Share Purchasers of proceeds from such sale equivalent to the consideration that would be received in a Qualifying Sale.

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         D.       "Original Issue Price" means $2,000 per share (as adjusted for stock splits, stock dividends, combinations and the like (collectively, "RECAPITALIZATIONS") for the Series 4-A Preferred Stock).

         E. "Put Amount" means with respect to a share of Series 4-A Preferred Stock for which a Put Notice has been delivered pursuant to Section V, an amount in cash, certified check, wire transfer or any combination thereof, or by a Promissory Note (as defined below), equal to (a) the Original Issue Price plus (b) an amount equal to fifty percent (50%) of the Original Issue Price.

         F. "Qualifying Offering" means a firm commitment public offering, underwritten by an internationally reputable investment bank selected by the Company's Board of Directors, of the Company's Common Stock on an internationally recognized exchange or quotation system, which exchange or quotation system shall have a minimum market capitalization, based on the market value of all of the securities listed thereon, of US$50,000,000,000, as quoted and reported within the EMTK Function of Bloomberg Financial Markets or if not so quoted, based upon statistics made publicly available on such exchange, or if such statistics are not available, based upon the reasonable discretion of the Company's Board of Directors (an "AUTHORIZED EXCHANGE") pursuant to an effective registration statement under the 1933 Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the 1933 Act) or, in connection with a Qualifying Offering on an Authorized Exchange in a jurisdiction other than the United States, pursuant to any registration, qualification or completion of any procedure in compliance with the applicable securities laws and exchange rules of such non-U.S. jurisdiction undertaken or made to permit the unrestricted, lawful distribution or resale of securities to members of the general public therein, the public offering price per share (the "OFFERING PRICE") of which is not less than the price that would yield an IRR of thirty percent (30%) to the persons who on October 23, 2002 purchased shares of Series 4-A Convertible Preferred Stock for cash consideration (such persons being referred to herein as the "SHARE PURCHASERS" and such price being referred to herein as the "30% IRR PRICE") and in which the aggregate net proceeds (after deductions of underwriters' commissions and offering expenses) to the Company exceed US$20,000,000 (or the equivalent in the applicable currency).

         G. "Qualifying Sale" means a sale of more than fifty percent (50%) of the Company's Common Stock on a fully diluted basis (assuming full conversion and exercise of all outstanding convertible, exchangeable and exercisable securities, including, without limitation, securities granted under any employee share option plan which have vested), for a purchase price per share at least equal to the 30% IRR Price, provided however, that in the event the purchase price for such securities is payable in marketable securities, such marketable securities shall be valued at the average of the daily closing prices of such marketable securities over the 180 consecutive trading days immediately preceding (and not including) the date such marketable securities are received, and provided further, that such purchase price is payable in full at the closing in cash or marketable securities.

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                               III. DIVIDENDS.

         A. The holders of shares of Series 4-A Preferred Stock are entitled to receive cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, payable when, as, and if declared by the Board of Directors. Such dividends will not be cumulative. No dividend may be declared and paid upon shares of Common Stock in any fiscal year of the Company unless dividends equal to any dividends declared and payable to the holders of Common Stock have first been paid upon or declared and set aside for payment to the holders of the shares of Series 4-A Preferred Stock, on an as converted basis, for such fiscal year of the Company. No undeclared or unpaid dividend shall ever bear interest.

         B. The holders of Series 4-A Preferred Stock, in such capacity, shall be entitled to such dividends paid and distributions made to the holders of Common Stock, whether in cash or other assets (other than solely in additional shares of Common Stock or rights to acquire securities of the Company for which adjustment to the Conversion Price is made pursuant to
Section VII.D(2) or (3)) to the same extent as if such holders' shares of Series 4-A Preferred Stock had been converted into Common Stock as provided herein (without regard to any limitations on conversion herein or elsewhere contained) and had such Common Stock been issued and outstanding on the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                           IV. LIQUIDATION PREFERENCE

         A. Liquidation of the Company. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series 4-A Preferred Stock shall be entitled to receive, after distribution of all amounts due to the holders of the Company's Series 1-A Preferred Stock under Article 4, Section C.2(a) and C.2(b) of the Corporation's Certificate of Incorporation, if any, and distribution of all amounts due to the holders of the Company's Series 2-A Preferred Stock under
Section 4(a) and 4(b) of the Certificate of Designation for such Series, if any, and distribution of all amounts due to the holders of the Company's Series 3-A Convertible Preferred Stock (the "SERIES 3-A PREFERRED STOCK") under Section 4(a) and 4(b) of the Certificate of Designation for such Series, if any, and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share of Series 4-A Preferred Stock held by such holder equal to the sum of (a) the Original Issue Price for that outstanding share of Series 4-A Preferred Stock, plus (b) an amount equal to all declared but unpaid dividends on such share (subject to Recapitalizations), if any, but only to the extent of the Company's retained earnings. Nothing in this Section IV will be construed to adversely affect the rights, preferences, privileges or limitations of the holders of the Series 1-A Preferred Stock, the Series 2-A Preferred Stock or the Series 3-A Preferred Stock upon a liquidation, dissolution or winding up of the Company or reduce the amount to which

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such holders are entitled under the Company's Certificate of Incorporation, the Series 2-A Certificate of Designation or the Series 3-A Certificate of Designation.

         B. For purposes of this Section IV, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by or to include
(i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation, excluding a merger solely to change the domicile of the Company) or (ii) a sale of all or substantially all of the assets of the Company; unless, in each case, the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity. In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. The fair market value of common stock which is publicly traded on an exchange or the NASDAQ National Market System or Small Cap Market shall be the average of the daily market prices of that stock over the 20 consecutive trading days immediately preceding (and not including) the date the Company or its shareholders receive such stock. The daily market price for each trading day shall be: (A) the closing sale price on that day on the principal exchange or NASDAQ on which such common stock is then listed or admitted to trading, as applicable; or (B) if no sale takes place on that day on such exchange or NASDAQ, the average of the official closing bid and asked prices for that stock. Otherwise, the fair market value of such consideration shall be determined in good faith by the Board of Directors of the Company (the "BOARD") and provided in writing by the Company to the holders of the Series 4-A Preferred Stock within five (5) days of the date of such determination; provided, however, that the fair market value of such consideration shall be determined by appraisal in accordance with the following provisions if the holders of at least two-thirds of then outstanding Series 4-A Preferred Stock object in writing to the Board's determination within fifteen (15) days of their receipt of notice of such determination by the Board. A single appraiser shall be selected jointly by the holders of a majority of the Series 4-A Preferred Stock and the Company. If the holders of the Series 4-A Preferred Stock and the Company are unable to agree on an appraiser within twenty (20) days of the Board receiving notice of such holders' objection to the Board's determination, each shall immediately appoint an appraiser who shall determine such fair market value. If the lower of the appraised fair market values is not less than ninety percent (90%) of the higher appraised fair market value, the final fair market value of such consideration shall be the average of the appraised values. If the lower of the appraised values is less than ninety percent (90%) of the higher appraised value, the original appraisers shall appoint a final appraiser who shall pick one of the two prior values determined by the first two appraisers that such final appraiser determines to be closer to fair market value. All appraisal reports shall be completed no later than sixty (60) days after the appointment of the appraiser engaged to render such appraisal. All appraisal fees and costs shall be paid by the Company; provided, however, that if the final appraised value is no more than ten percent (10%) higher than that determined by the Board, the appraisal fees and costs shall be subtracted from the liquidation preference to be paid to the holders of the Series 4-A Preferred Stock.

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                        V. REDEMPTION AND PUT OPTION.

         A. Redemption at the Option of the Company. The Company shall not have the right to call or redeem any shares of the Series 4-A Preferred Stock.

         B. Put Option of the Holders. In the event that the Liquidity Date has not occurred prior to March 31, 2006, then each holder of the Series 4-A Preferred Stock shall have the right, at any time after March 31, 2006 and on or before September 30, 2006, to require the Company to purchase all but not less than all of the Series 4-A Preferred Stock held by such holder at a price per share equal to the Put Amount. In order to complete a purchase by the Company pursuant to this Section V.B., the holder shall submit an executed notice to the Company, with a copy to each other holder of Series 4-A Preferred Stock, setting forth the number of shares of Series 4-A Preferred Stock to be purchased by the Company (a "PUT NOTICE"). Upon receipt of a validly executed and delivered Put Notice, the Company will immediately give written notice to all of the holders of Series 4-A Preferred Stock. Such notice shall disclose at least the following information: the name of the record holder who issued the Put Notice; the number of shares of Series 4-A Preferred Stock covered by the Put Notice; the name of each record holder who issued any prior Put Notice and the number of shares of Series 4-A Preferred Stock covered by each such Put Notice and the number of shares for each such Put Notice that have not yet been redeemed (and for this purpose, shares shall not be considered redeemed to the extent that a Promissory Note with respect to such shares remains unpaid). Each other holder of Series 4-A Preferred Stock may within fifteen (15) days of the date of such Put Notice serve notice (an "ADDITIONAL PUT NOTICE") on the Company requiring the Company to purchase all, but not less than all, of the Series 4-A Preferred Stock held by such holder at a price per share equal to the Put Amount.

         C. Put Payments. The Company shall pay each holder of Series 4-A Preferred Stock who serves a Put Notice or an Additional Put Notice, as the case may be, the Put Amount, in cash, certified check, wire transfer or any combination thereof, or by a Promissory Note (as defined below) with respect to each share of Series 4-A Preferred Stock within twenty (20) business days of the Company's receipt of a Put Notice or an Additional Put Notice, as the case may be. No holder of Series 4-A Preferred Stock shall be obligated to accept a Promissory Note unless such Promissory Note is accompanied by a certificate from the Company certifying, as at the date of issuance of a Promissory Note, that the present fair salable value of the Company's assets is not less than the amount that will be required to pay the Company's liability on its debts as they become absolute and matured (a "SOLVENCY CERTIFICATE"). If the payment for redemption is to be made by cash, certified check or wire transfer, the Company shall provide notice to the record holder of the Series 4-A Preferred Stock to be so redeemed notifying such holder of the redemption to be effected, specifying the number of shares to be so redeemed from such holder and the place at which and date upon which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place and date designated, his certificate or certificates representing the shares to be redeemed (the "REDEMPTION NOTICE"). The Redemption Notice shall be delivered not later than ten (10) business days in advance of the date fixed therein for redemption. Except in the event Section V.D applies, each holder of Series 4-A Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice,

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and thereupon the Put Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Upon delivery of a Put Notice or an Additional Put Notice, as the case may be, the Company will be unconditionally obligated to effect the purchase of shares subject to the Put Notice or an Additional Put Notice, as the case may be; provided, however, that in the event the Company elects, at its sole discretion, to deliver a promissory note for the Put Amount with respect to shares of Series 4-A Preferred Stock for which a Put Notice or an Additional Put Notice, as the case may be, has been delivered (a "PROMISSORY NOTE") and such Promissory Note is accompanied by a Solvency Certificate, the Company may deliver a Promissory Note payable in no more than four (4) equal quarterly installments from the date of issuance of such Promissory Note (each an "INSTALLMENT DATE"), with interest payable in arrears on any outstanding amounts at a rate of ten percent (10%) per annum, and provided, further, however, that certificates representing twenty-five percent (25%) (or the applicable percentage corresponding to the number of payment installments of such Promissory Note) of the total Series 4-A Preferred Stock being purchased pursuant to a Put Notice or an Additional Put Notice, as the case may be, shall be transferred to the Company for cancellation at each Installment Date on which the amount due is paid by the Company, and new certificates shall be issued representing such unredeemed shares.

         D. Capital Impairment. In the event that Section 160 of the Delaware General Corporation Law ("DGCL") would be violated by the purchase of any shares of Series 4-A Preferred Stock that are otherwise subject to purchase pursuant to Section V.B, the Company: (i) will purchase the greatest number of shares of Series 4-A Preferred Stock possible without violation of said Section pro rata among the shares of Series 4-A Preferred Stock which are then subject to Put Notices or Additional Put Notice, as the case may be; (ii) thereafter shall use its reasonable efforts to take all necessary steps in order to remedy its capital structure in order to allow further purchases without violation of said Section (and not take any action inconsistent with so remedying such capital structure); and (iii) from time to time thereafter as promptly as possible, shall purchase remaining shares of Series 4-A Preferred Stock to the greatest extent possible without causing a violation of
Section 160 of the DGCL unless as to the holder of any such shares, the holder shall have prior thereto delivered to the Company written notice revoking redemption of his shares. In addition, and notwithstanding anything to the contrary contained in this Section V.D, so long as the Company is prevented from purchasing shares of Series 4-A Preferred Stock pursuant to this Section V.D, the Company shall be (and shall be deemed to be) in breach of the purchase obligations set forth in this Section V.D and a holder shall have all rights and remedies under this Certificate of Designation or otherwise at law for damages, with respect to such breach.

                              VI. VOTING RIGHTS.

         A. The holder of each share of Series 4-A Preferred Stock shall have the right to one vote for each share of Common Stock to which such Series 4-A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholder's

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meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

         B. To the extent that under applicable law the vote of the holders of the Series 4-A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, subject to any voting requirements requiring more than a majority of the shares of the Series 4-A Preferred Stock as set forth herein, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 4-A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the Series 4-A Preferred Stock then outstanding (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class.

                               VII. CONVERSION

         A. Right to Convert. At any time prior to the Liquidity Date, each holder of Series 4-A Preferred Stock may, at any time and from time to time, convert any or all of its shares of Series 4-A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock of the Company (any such shares issued pursuant to this Section VII, the "CONVERSION SHARES") as is determined by dividing the sum of the Original Issue Price of such shares by the Conversion Price.

         B. Automatic Conversion. Immediately upon the occurrence of the Liquidity Date, each share of Series 4-A Preferred Stock will automatically and without further action on the part of the Company be converted into such number of fully paid and non assessable shares of Common Stock as is determined by dividing the Original Issue Price of such share by the Conversion Price then in effect for such Series 4-A Preferred Stock.

         C. Mechanics of Conversion. In order to effect a conversion pursuant to Section VII.A, a holder of Series 4-A Preferred Stock shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (in substantially the form attached hereto) to the Company or its transfer agent and shall surrender or cause to be surrendered personally or via a reputable overnight courier to the Company or its transfer agent the certificates representing the Series 4-A Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES") duly endorsed or accompanied by duly executed stock powers and (or, in lieu thereof, materials contemplated by Section VII.I, if applicable). Upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, deliver to the holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Series 4-A Preferred Stock being converted and (y) a certificate representing the number of shares of Series 4-A Preferred Stock not being converted, if any. Such conversion shall be deemed to have been made (and the shares of Common Stock issued) immediately prior to the close of business on the date of surrender of the Preferred Stock Certificates (or such other later date specified in the Notice of Conversion), and the person entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all-purposes as the record holder of such shares of Common Stock on such date.

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         D.       Conversion Price Adjustments.  The Conversion Price shall be subject to the following adjustments:

                  (1) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the First Closing, as defined in the Stock Purchase Agreement (as defined below) (the "PRICING DATE") effects a subdivision of the Common Stock of the Company, by stock split or otherwise, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the Pricing Date combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section VII.D(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (2) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Pricing Date either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction
(a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Conversion Price shall be adjusted pursuant to this Section VII.D(2) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

                  (3) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Pricing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock referred to in Section VII.D(2), then and in each such event, provision shall be made so that each holder of Series 4-A Preferred Stock shall receive the amount of securities of the Company which it would have received had such shares of Series 4-A Preferred Stock been converted for Common Stock as of the date of such event and had it

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thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period hereunder with respect to the rights of such holder.

                  (4) Adjustment for Recapitalization, Reclassification, or Exchange. If the Common Stock issuable upon the conversion of the Series 4-A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section VII.D), then and in any such event each holder of Series 4-A Preferred Stock shall be entitled to receive in exchange for its shares of Series 4-A Preferred Stock the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock into which the shares of Series 4-A Preferred Stock then held by such holder could be converted immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

                  (5) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section VII.D or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person), then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that each holder of Series 4-A Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Series 4-A Preferred Stock then held by such holder the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section VII.D with respect to the rights of each holder of Series 4-A Preferred Stock, after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section VII.D (including the number of shares deliverable upon conversion of the Series 4-A Preferred Stock) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

                  (6) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the holders of Series 4-A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         E. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 4-A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the

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

conversion of all outstanding shares of the Series 4-A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 4-A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

         F. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 4-A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 4-A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (determined as provided in Section IV.B).

         G.       Notices.  Any notice required by the provisions of this
Section VII to be given to the holders of shares of Series 4-A Preferred Stock shall be deemed given if deposited in the mail, postage prepaid, return receipt requested, and addressed to each holder of record at his address appearing on the books of the Company.

         H. Valid Issue. The Company will ensure that all Conversion Shares issued pursuant to this Section VII, if any, will be duly and validly issued, full-paid and non-assessable, and free and clear of all encumbrances, liens, mortgages and any other rights of third parties whatsoever.

         I.       Lost or Stolen Certificates. Upon receipt by the Company of
(i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (y) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if a holder of Series 4-A Preferred Stock contemporaneously requests the Company to convert such Preferred Stock.

                               VIII. AMENDMENT.

         Any term relating to the Series 4-A Preferred Stock may be amended and the observance of any term relating to the Series 4-A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series 4-A Preferred Stock. Any amendment so effected shall be binding upon the Company and any holder of the Series 4-A Preferred Stock.

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

                          IX. PROTECTIVE PROVISIONS.

         So long as any shares of Series 4-A Preferred Stock remain outstanding, the Company shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series 4-A Preferred Stock, voting together as a single class:

         A. Increase or decrease (other than to the extent that shares of Series 4-A Preferred Stock have been converted) the total number of authorized shares of Series 4-A Preferred Stock; or

         B. Amend the Certificate of Incorporation of the Company (including by way of a Certificate of Designations) to change the rights, preferences, privileges or limitations of the Series 4-A Preferred Stock, or authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with the Series 4-A Preferred Stock.

                            X. PRE-EMPTIVE RIGHTS

         Subject to the terms and conditions specified herein, prior to the Liquidity Date, each holder of Series 4-A Preferred Stock (a "PREEMPTION HOLDER") has a preemptive right with respect to future sales by the Company of any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its Common Stock (the "SECURITIES"). Such Preemption Holder is entitled to apportion the preemptive rights hereby granted it among itself and its affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the 1933 Act or any similar exemption under applicable U.S. state securities laws in connection with such sale of Securities by the Company. Each time the Company proposes to offer any Securities, the Company will offer such Securities to each Preemption Holder in accordance with the following provisions:

         A. Not less than thirty (30) days prior to the closing of such offering, the Company will deliver a notice (the "PREEMPTIVE RIGHTS NOTICE") to such Preemption Holders stating its bona fide intention to offer such Securities, the number of Securities to be offered, the price, terms and conditions of the proposed offering of such Securities, and the manner of sale.

         B. By written notification received by the Company, within fifteen (15) days after receipt of the Preemptive Rights Notice, the Preemption Holders may elect to purchase or obtain, at the price and on the terms specified in the Preemptive Rights Notice, up to the total amount of all such Securities to be offered, provided, however, that in the event the number of shares of Securities each Preemption Holder desires to purchase exceeds the number of shares of Securities available, the Company shall notify each such Preemption Holder, and within twenty (20) days after receipt of the Preemptive Rights Notice, each such Preemption Holder will be entitled to obtain that portion of the Securities which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series 4-A Preferred Stock then held by such Preemption Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series 4-A Preferred Stock then held, by all Preemption Holders who wish to purchase the Securities;

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

provided, further, however, that in the event fifty percent (50%) or more of the Securities are elected to be purchased as provided herein by one or more Preemption Holders, the election to purchase such Securities shall be irrevocable.

         C. If the Preemption Holders do not elect to purchase all the Securities offered by the Company, the Company may offer the remaining unsubscribed portion of such Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Preemptive Rights Notice. If the Company does not close the offering by the originally scheduled closing date, the right provided hereunder will be deemed to be revived and such Securities will not be offered unless first reoffered to the Preemption Holders in accordance herewith.

         D.       The preemptive rights in this Section are not applicable to
(A) the issuance or sale of shares of Series 4-A Preferred Stock issued pursuant to that certain Series 4-A Convertible Preferred Stock Purchase Agreement, including any amendments thereto, dated as of October 21, 2002 (the "STOCK PURCHASE AGREEMENT"); (B) the issuance or sale pursuant to the Company's 2001 Stock Option/Stock Issuance Plan of up to 18.5% of the shares of Common Stock (or options therefor) to employees, directors, officers and consultants for the primary purpose of soliciting or retaining their employment or services if such issuance is approved by the Board; (C) the issuance or sale pursuant to the Company's Employee Stock Purchase Plan of up to seven (7) million shares of Common Stock; (D) the issuance of securities pursuant to a Qualifying Offering; (E) the issuance of securities pursuant to the conversion or exercise of convertible, exchangeable or exercisable securities or as a result of any stock split or stock dividend; (F) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (G) the issuance or sale of stock, warrants or other securities or rights to persons or entities with which the Company has business or strategic relationships provided such issuances are for other than primarily equity financing purposes; (H) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board and not intended primarily for equity-financing purposes; (I) the issuance of securities in connection with the Offer (as defined in that certain Stockholders Agreement among the Company and the parties named therein dated as of October 23, 2002); or (J) the issuance of securities in connection with that certain Convertible Securities Exchange Agreement among the Company and the parties named therein dated as of October 21, 2002.

                          XI. NOTICES OF RECORD DATE

         In the event of any taking by the Company of a record of the holders of shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series 4-A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

         IN WITNESS WHEREOF, the undersigned officers have executed this Certificate of Designations, Preferences and Rights of Series 4-A Convertible Preferred Stock of Vsource, Inc. on the 23rd day of October, 2002.



                                         VSOURCE, INC.


                                         ------------------------
                                         Dennis M. Smith
                                         Chief Financial Officer



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


                                  EXHIBIT A

                             NOTICE OF CONVERSION




ATTN:    CHIEF EXECUTIVE OFFICER

         CHIEF FINANCIAL OFFICER



The undersigned hereby irrevocably elects to convert (the "CONVERSION") the Face Amount of the Series 4-A Convertible Preferred Stock (the "SERIES 4-A PREFERRED STOCK") set forth below, plus all accrued and unpaid dividends thereof, into shares of common stock ("COMMON STOCK") of Vsource, Inc. (the "COMPANY") according to the conditions of the Certificate of Designation, as of the date written below.

In the event of partial exercise, please reissue an appropriate certificate for the principal balance which shall not have been converted.

                                     Date of Conversion:
                                                        -----------------------
                                     Applicable Conversion Price:
                                                                 --------------
                                     Face Amount of Preferred stock:
                                                                    -----------
                                     Number of Shares of Common Stock
                                     to be Issued upon conversion:
                                                                  -------------

                                     Signature:
                                               --------------------------------

                                     Name:
                                          -------------------------------------

                                     Address:
                                             ----------------------------------

                                     Fax Number (for confirmation):
                                                                   ------------

cc:      U.S. Stock Transfer Corporation

ACKNOWLEDGED AND AGREED:

VSOURCE, INC.

BY:
   ----------------------------
NAME:
     --------------------------
TITLE:                                  DATE:
      -------------------------              ----------------------------------






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